Fiscal Year 2025 Shareholder Letter

2 620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com FY 2025 Fermi America Shareholder Letter I N T R O D U C T I O N Fellow Shareholders, In less than one year, Fermi AmericaTM achieved what few believed possible: from incorporation in January 2025 to a dual-listed initial public offering (“IPO”) by October, we assembled the physical, financial, and regulatory foundation of what we believe will be the world’s largest private energy campus — Project Matador — dedicated to powering next-generation artificial intelligence (“AI”) at scale. This letter is a direct account of that unprecedented first year of execution, the milestones we have delivered, and the foundation we have laid for the years ahead. What began as a blank canvas in the Texas Panhandle is now an active construction site spanning 7,570 acres, with 11.3 miles of perimeter fencing, 4.6 miles of gas pipeline, 7.2 miles of water lines, and the initial phase of horizontal construction completed. We established strategic partnerships with Siemens Energy, Inc., Westinghouse, Hyundai Engineering & Construction Co., Ltd. (“Hyundai E&C”), Doosan Enerbility Co., Ltd. (“Doosan Enerbility”), MUFG Bank, Ltd. ("MUFG"), and Keystone National Group, LLC (“Keystone”). We listed on two major stock exchanges and raised approximately $1.8 billion in capital since our inception. Through December 31, 2025, we capitalized $935 million into property, plant, and equipment — converting investor capital into turbines, substations, transformers, switchgear, gas and water pipelines, electrical transmission lines, and other pad-ready infrastructure. Project Matador is not a promise. It has completed its first phase of construction. Our first year proved that building America’s AI energy backbone demands more than capital — it demands relentless execution, a workforce willing to operate at startup pace on an industrial scale, and partners across government, manufacturing, and construction who share our sense of urgency. With fewer than forty employees, backed by hundreds of skilled contractors and engineers working extended hours through every season, we are turning a flat dirt site into what we believe to be the most advanced private energy campus under development in the country. Carson County, Panhandle ISD, and the City of Amarillo each stepped up with approvals, agreements, and resources that made this timeline possible. To our shareholders — those who backed us from inception and those who joined through our IPO — THANK YOU. Your conviction fueled every milestone described in this letter.

OUR PURPOSE AND VISION

A Unicorn Site in the Heart of America

Not every amazing company is born from a great idea. In our case, it was **born from a great *site***. Project Matador, located in Carson County, Texas adjacent to the Department of Energy's ("DOE") Pantex facility, sits on what we believe to be the most strategically valuable piece of undeveloped land in the United States for large-scale AI and advanced energy infrastructure.



OGALLALA AQUIFER
SAN JUAN BASIN
RATON BASIN
HUGOTON BASIN
ANADARKO BASIN
PERMIAN BASIN
WAHA HUB
Abundant Natural Gas

Consider what converges here: the Texas Panhandle sits atop the Hugoton Basin, the largest conventional natural gas field in North America, providing abundant, firm, clean-burning fuel with redundant access from multiple major pipelines — ONEOK/WesTex, Energy Transfer, and Atmos. We believe this redundancy substantially mitigates single-point-of-failure risk and supports firm delivery at gigawatt ("GW") scale.

The site also rests above the Ogallala Aquifer, spanning 174,000 square miles and eight states — America's largest underground water reserve. We have secured up to 18.5 MGD of water supply through a combination of municipal and private groundwater arrangements, including 2.5 MGD from the City of Amarillo, providing substantial capacity well in excess of our near-term requirements and long-term optionality as the campus scales. While well-positioned for water resources, Fermi has intentionally elected to utilize hybrid dry-wet cooling towers and closed-loop circulation, cutting water use as much as 85%, supporting gigawatt-scale operations while stewarding this irreplaceable resource.



Reno, NV
Denver, CO
Chicago, IL
Las Vegas, NV
Albuquerque, NM
Oklahoma City, OK
Phoenix, AZ
Site Location
Dallas, TX
High Speed Fiber Access to Multiple Major Hubs

Adjacency to Pantex — America's nuclear arsenal custodian for 70+ years — delivers decades of DOE-validated seismic, groundwater, and environmental data, making our site among the most vetted industrial locations in the country. The site also sits on multiple fiber corridors — including FiberLight, AT&T, and Optimum — providing sub-10 millisecond round-trip latency to Dallas, Oklahoma City, Chicago, Denver, and beyond. **AI runs on data, not just power.**



Pantex Land
Leased Land

Our partnership with the TTU System anchors the site on 5,236 acres of TTU-controlled land — what we believe to be one of the most strategically valuable sites in American energy development. With additional adjacent parcels acquired or under contract, the total campus footprint could extend to approximately 7,570 acres (subject to closing of pending acquisitions), providing the physical capacity to expand beyond our original 11 GW plan to more than 17 GW of generation, subject to permitting, financing, interconnection availability, and other factors. At full build-out, we believe this scale could position Project Matador as one of the largest private power campuses in the Western Hemisphere.

620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com 3 Powering the Future of Artificial Intelligence.

FY 2025 HIGHLIGHTS

Power Generation Equipment — Gigawatts Contracted, Financed & Delivered



GE 6B's Final Design Rendering

From inception through December 31, 2025, Fermi America built a multi-gigawatt generation pipeline from scratch — contracting, financing, and in several cases physically delivering power equipment to our campus in under twelve months. The power strategy at Project Matador is not a pro forma projection. It is a layered fleet spanning four turbine platforms, two OEMs, and multiple financing structures, with equipment either on site, in transit, or in fabrication at factories across three continents.

The Jersey Boys (GE Frame 6B Turbines): Three GE Frame 6B gas turbines, former industrial workhorses from a New Jersey heavy manufacturing site, are currently being refurbished and painted by a GE-certified supplier. Upon completion, they will deliver **114 megawatts ("MW") in simple cycle and over 200 MW in combined cycle**. The "Jersey Boys" represent Fermi's practical, get-it-done approach to early-stage power.


MONTAGESTAND
O.-No.: MB000401 Pit 3
GT-Type: SGT6-5000F
Assembly: Mr. Rademacher
Customer: Fermi Matador Unit 2
Country: USA
Finish: 2026-03-18



Fermi F-Class Turbines in Germany at Siemens Energy Factory

F-Class Units (Siemens Energy SGT6-5000F): Three Siemens Energy SGT6-5000F turbines are under contract for 2026 delivery, financed by MUFG's **$500 million non-recourse equipment loan** and sitting in Siemens Energy's Germany plant awaiting shipping. At ISO conditions in combined cycle, these units deliver up to **1.1 GW**. As Chief Executive Officer, Toby Neugebauer, said when the deal closed: ***"We're doing what most people said was unthinkable — and we're doing it at Fermi speed."***

SGT-800 Series: Fermi's first six Siemens Energy SGT-800 turbines — rated at 478 MW at ISO conditions in combined cycle — arrived via seven vessels and 165 shipping containers sourced from four countries, landing at the Port of Houston.

By leveraging our Foreign Trade Zone staging strategy, we were able to bring certain long-lead-time assets out of foreign trade zones at a time that capitalized on the elimination of the International Emergency Economic Powers Act tariff and before new tariffs were implemented — a procurement timing decision we believe preserved meaningful capital for our shareholders.

Combined with our grid connection agreement with Southwestern Public Service Company ("SPS") a subsidiary of Xcel Energy ("Xcel") — **expected to deliver 86 MW upon initial energization, ramping to 200 MW** via a 230-kilovolt or 115-kilovolt transmission system — Project Matador has power available the moment our first tenant arrives, with a multi-gigawatt generation fleet ramping behind it.

1.1 GW	**478 MW**	**200 MW**
F-CLASS POWER CONTRACTED & FINANCED (COMBINED CYCLE)	SGT-800 POWER DELIVERED TO PORT (COMBINED CYCLE)	GE 6B POWER IN REFURBISHMENT (COMBINED CYCLE)

620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com 4 Powering the Future of Artificial Intelligence.

FINANCING AND CAPITAL MARKETS

Initial Public Offering and Equipment Financing


PRIVATE
ENERGY
GRID
FERMIAMERICA.COM

Fermi's capital strategy unfolded in three deliberate stages. First, Macquarie Group anchored our pre-IPO round in August 2025, committing $108 million in Series C equity and a $250 million senior loan facility — $100 million of which was drawn immediately to lock in turbine procurement before tariff windows closed. That $358 million gave us the credibility and equipment to go public. Second, on October 1, 2025, we completed a **$785 million IPO** on Nasdaq (ticker: FRMI) at $21 per share — priced at the top of the range, with the full greenshoe exercised due to oversubscription.


FERMI
AMERICA
Dual Listing on London Stock Exchange

Our concurrent listing on the London Stock Exchange made Fermi the first U.S. company in decades to debut simultaneously on both exchanges, broadening our institutional shareholder base across the Atlantic. Third, we layered on equipment-specific debt: MUFG's $500 million non-recourse turbine warehouse, Keystone/Cape Commercial Finance LLC's ("Cape") $120 million transformer facility (expandable to $220 million), and $165 million equipment financing facility from CSG investments, an affiliate of Beal Bank USA. All told, approximately **$1.8 billion** of capital has been assembled in our first year of existence — a pace of fundraising that reflects the urgency investors place on American AI energy infrastructure.

By December 31, 2025, the capital had been put to work: approximately $569 million of cash invested in property, plant, and equipment — with turbines in fabrication across Germany, refurbishment underway in New Jersey, and 800 MW of high-voltage transformers and switchgear already on hand. Total property, plant, and equipment on the balance sheet stood at approximately $935 million, which includes assets acquired through convertible note-financed transactions, capitalized share-based compensation, and capitalized interest. Every dollar raised has been converted into tangible infrastructure or contracted generation assets — not options, not deposits, but iron in the ground and steel on the water.

~$785M	**~$885M**
IPO GROSS PROCEEDS RAISED (NASDAQ + LSE)	EQUIPMENT FINANCING (MUFG+KEYSTONE+BEAL)

620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com 5 Powering the Future of Artificial Intelligence.

PERMITS AND REGULATORY

Clean Air Permit, Tax Abatement, Nuclear COLA, and Foreign Trade Zone

The Texas Commission on Environmental Quality (TCEQ) preliminarily approved Fermi's **~6 GW Clean Air Permit** for natural gas generation in 2025, subject to public input, with final approval received in February 2026 — one of the largest such permits ever issued in the United States and among the largest ever granted for a single private power project anywhere on earth. This milestone authorized vertical construction at Project Matador.


Permits Issued: 181009, PSDTX1670, and GHGPSDTX254

Texas Commission on Environmental Quality
Air Quality Permit

A Permit Is Hereby Issued To
Fermi Equipment Holdco, LLC
Authorizing the Construction and Operation of
Fermi America Project Matador
Located at **Amarillo, Carson County, Texas**
Latitude 35.2843 Longitude -101.5776

On Friday, March 27, 2026, the company filed an application with the TCEQ for an additional ~5 GW of power generation on the East side of the campus.

In late October 2025, Carson County approved a 10-year tax abatement per phase and reinvestment zone for the Project Matador campus. Panhandle ISD unanimously approved a Foreign Trade Exemption and Revenue Loss Indemnity Agreement. Our **Foreign Trade Zone application has been officially docketed by the U.S. Department of Commerce** which, if accepted, will provide meaningful tariff relief on imported generation equipment — safeguarding capital and accelerating procurement in a challenging global trade environment.


Mesut Uzman, Chief Nuclear Officer


Inked Nuclear Fuel Solution with ASP Isotopes

On the nuclear front, Fermi has inked a nuclear fuel solution with **ASP Isotopes** and established partnerships with Korea's **Hyundai E&C and Doosan Enerbility**. Our nuclear program progressed from concept to active Nuclear Regulatory Commission ("NRC") review within months. In June 2025, we filed a Combined Operating License Application for four Westinghouse AP1000® reactors — and by September, the NRC had formally accepted that application, making Fermi the sponsor of the first new nuclear Combined License Application ("COLA") accepted for review in 15 years.

To de-risk the construction timeline, Fermi Nuclear signed a FEED agreement with Hyundai E&C covering cooling strategy, site layout, constructability, and civil estimating, while Doosan Enerbility began preparing forging dies and materials for reactor vessels and steam generators under a separate production readiness contract. These agreements mean that long-lead nuclear manufacturing is underway before the license is even granted — a deliberate strategy to compress our deployment schedule.

On March 20, 2026, the NRC published a Notice of Intent in the Federal Register to initiate the environmental review process for our COLA, formally opening a 30-day public scoping period. Fermi was selected as the first private company to participate in the NRC's new pilot program for applicant-prepared environmental impact statements under the National Environmental Policy Act. Enabled by recent legislative changes, this program is expected to reduce NRC review timelines and lower resource requirements, while maintaining full regulatory rigor. Our inclusion in this program reflects both the momentum of our nuclear program and our position at the forefront of next-generation nuclear licensing.

620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com 6 Powering the Future of Artificial Intelligence.

7 620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com L A N D , C O N S T R U C T I O N , A N D I N F R A S T R U C T U R E Campus Development, Fuel, Water, and Site Construction The physical campus took shape rapidly. Our 99-year ground lease activated in Q3 2025 across 5,236 acres, and by year-end the total footprint had grown to approximately 7,570 acres through incremental, adjacent land acquisitions that have either closed or are under contract. Fuel and water — the two non- negotiable inputs for gigawatt-scale generation — were locked in during the same period: Energy Transfer committed 300,000 MMBtu per day of firm gas via a dedicated Transwestern interconnect, while the Amarillo City Council voted 4–1 to authorize a 5.5 million gallons per day (“MGD”) water supply agreement with expansion rights to 10 MGD. With land, fuel, and water secured, our construction teams delivered the following in 210 days of on-site work: AI Campus Sites: Dirt work for the initial tenant campus is complete. Steel is secured and financed. Fermi’s first AI campus buildings — planned as 500,000-square-foot hyperscale facilities — are cleared and site-padded, anticipating our first two potential tenants. What we believe will be the world’s largest AI energy project is no longer a rendering. Perimeter Security: 11.3 miles of campus-wide perimeter fencing across the full 7,570-acre site — secured, controlled, and managed. Neighboring the Pantex shoot-to-kill zone demands it. Gas Infrastructure: 4.6 miles of on-campus gas pipeline rated to handle 450 million cubic feet per day — more than enough to fuel the first approximately 2 GW of generation — is in the ground and connected directly into Energy Transfer’s interstate system. Firm. Redundant. Behind-the-fence. No intermediary. Water Infrastructure: A 20-inch industrial water pipeline across 7.2 miles of campus, capable of delivering up to 10 MGD, is complete along with Water Tank One. 2.5 MGD of water secured through the City of Amarillo — enough to support approximately 2 GW of generation — with a non-binding framework to scale up to 10 MGD as development progresses. In the first quarter of 2026, we entered into groundwater leases in Carson County, providing long-term supply optionality independent of municipal infrastructure. In total, we control up to 18.5 MGD of water supply, well in excess of near-term requirements. Turbine Slabs & Electrical: GE 6B turbine pads are complete and ready for installation. SGT-800 slabs are rebar-ready with concrete to follow. 800 MW of high-voltage transformers and switchgear are on hand, with visibility on an additional 1.6 GW funded through the Keystone/Cape facility — ordered early, while the rest of the market was still figuring out what to buy. The initial Xcel grid connection is ready to go live this year and deliver real power. Substation Infrastructure Installation

8 620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com T E N A N T S A N D M A R K E T U P D A T E Tenant Progress, Stock Performance, and the Path Forward We understand the question at the top of every shareholder’s mind: when will Fermi announce its first definitive tenant lease? Our answer has remained deliberate and consistent — we will move forward only when the terms, the partner, and the capital structure meet the disciplined capital and risk standards we require for long-term value creation. This first lease is not just a milestone, it will define the benchmark for every agreement that follows, and we intend to get it right. Fermi's tenant program advanced considerably during 2025 and into the first quarter of 2026. In September, we executed a non-binding Letter of Intent (“LOI”) with an investment-grade counterparty for a twenty-year triple-net powered shell lease. In November, the parties entered into a $150 million Advance in Aid of Construction Agreement (“AIAC”) to fund shared infrastructure ahead of occupancy. In December 2025, the prospective tenant notified us of its decision to terminate the AIAC. The company had not spent any of the funds and despite that termination, the LOI remains in place today, and it served as the commercial framework for ongoing lease negotiations with additional prospective tenants. More importantly, following the expiration of the exclusivity period in December, our commercial pipeline expanded materially. We are now in active discussions with multiple prospective tenants across various stages — counterparties that have exchanged draft lease documentation, counterparties evaluating term sheet structures, and counterparties conducting confirmatory technical and site diligence. These include a mix of hyperscale cloud operators, AI infrastructure companies, chip manufacturers, and enterprise compute users, each drawn by our ~6 GW air permit, our construction readiness, and our ability to deliver energized capacity on timelines the grid simply cannot match. We believe demand for private power at this scale remains robust and is accelerating. Our focus is not on whether we will secure a tenant, but on securing the right one — a long-term partner capable of providing an investment-grade balance sheet, or a guarantee backed by one, to support the project financing structures that will unlock the next phase of capital deployment at Matador. A creditworthy anchor tenant is not just a lease signature. It is the key that unlocks non-recourse project debt, de-risks our equity, and sets the commercial terms for every tenant that follows. We will not compromise on that standard for the sake of a headline. On stock performance: eight of eight covering analysts rate FRMI a Buy or Strong Buy, with an average price target of $29. We believe the current share price does not reflect the value of what has been built — $1.4 billion in total assets at year-end, 6 GW permitted, a multi-gigawatt generation fleet contracted and financed, and a tenant pipeline that has only strengthened since our air permit was finalized in February. Management is focused on executing the catalysts that will close this gap: a binding tenant agreement with the right partner, the project-level financing that follows, and initial energization of our Project Matador campus. Campus Power Generation

LOOKING AHEAD

The Future Is Fermi Blue

This water tower branding rendering is a glimpse of what this campus will look like when operational — a sea of Fermi Blue across the Texas Panhandle, humming with power for the world's most demanding AI workloads. Every turbine in Fermi colors. Every water tank bearing the mark. Every AI campus behind our fence, drawing power from our private power platform, insulating the public grid while protecting America's ratepayers.



FERMI
AMERICA

Water Tank One Construction Complete - Awaiting Painting

On leadership commitment: In under 60 weeks, the Neugebauer family and the Fermi team built this company from inception to one of the most ambitious energy platforms in development today. They remain significant shareholders, deeply aligned with the long-term success of the business. Our executive management team is committed to long-term ownership and alignment with shareholders, with any share dispositions expected to be limited to those required to satisfy REIT-related requirements and applicable tax withholding obligations. Toby Neugebauer leads with intensity and focus, setting a standard of execution that defines the organization. This is a founder-led company, fully committed to housing and powering the future of AI.

> *"We have received our approximately 6 GW clean air permit and announced plans to file for an additional 5 GW of capacity. Our construction progress is fully aligned with our permitting. We hold ourselves to a simple standard: we communicate milestones to the public and our investors at the same time, and we announce binding agreements when they are executed — not before."*
>
> **— Miles Everson, Fermi America CFO**

The company has never been stronger. Over the next twelve months, we expect to execute binding tenant agreements, begin vertical construction on powered shell buildings, secure an additional 5 GW of air permits with the TCEQ, and advance the AP1000® reactor program through its next NRC review milestones, breaking ground for the country's first large-scale nuclear build. Infrastructure is in the ground. Equipment is contracted, financed, and en route. Permits cover 6 GW with 5 more in process. Our grid connection is expected to come online this year. Tenant conversations are active and competitive, with discussions underway with multiple high-quality counterparties across near-term and longer-dated capacity extending through 2028.

We are building at a pace and scale few believed possible, with the discipline to ensure it lasts and the continued focus of delivering long-term value for our shareholders. We believe the foundation is built, the demand is in front of us, and the path forward is defined. What comes next is continued execution at scale.

Sincerely,
Toby Neugebauer
Founder and Chief Executive Officer
Fermi America

620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com 9 Powering the Future of Artificial Intelligence.

10 620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com FY 2025 Financial Highlights GAAP Results Year-to-Date December 31, 2025 Net loss Year-to-date net loss was $486.4 million. The loss primarily reflects approximately $441.8 million in non- cash charges, including a $173.8 million charitable contribution, a total of $111.6 million of fair value losses related to Series B Convertible Notes, Preferred Units Financing and Macquarie Term Loan, $132.7 million of share-based compensation expense, and $23.7 million of inducement expense related to the Preferred Units Financing. Net loss included approximately $45.0 million of other general and administrative costs primarily comprised of personnel ($11.9 million), professional services including legal, accounting, and audit ($21.8 million), and other general corporate expenses including recruiting, travel, and marketing ($11.4 million) incurred to support ongoing business operations and project development activities, as well as net interest income of $3.7 million. $486.4M –– $(1.13) per share Cash used in operating activities Year-to-date cash used in operating activities was $34.2 million — reflecting the $486.4 million net loss adjusted for the $441.8 million non-cash charges described above. Working capital changes provided a net source of cash, primarily driven by a $15.0 million increase in accounts payable and accrued liabilities, partially offset by an $8.5 million use of cash for prepaid items, largely deposits and prepaid rent for the TTU Lease associated with Project Matador. $34.2M Cash used in investing activities Year-to-date cash used in investing activities totaled $570.3 million. The primary driver was investments in property, plant and equipment for early-stage development of Project Matador, including equipment procurement and construction in progress. The majority of that capital went to natural gas power generation — turbine procurement across our Siemens and GE fleets, mobile generation, and balance- of-plant equipment. The remainder was deployed across powered shell and site infrastructure, substation and electrical interconnection, general construction, land, water infrastructure, and early nuclear pre-development. $570.3M Cash provided by financing activities Year-to-date cash provided by financing activities was $1.0 billion. The primary sources were $745.6 million in proceeds from the IPO, net of underwriting discounts and commissions, $107.6 million from the issuance of Preferred Units, $100.0 million from the Macquarie Term Loan, $75.5 million from the Series A Convertible Notes, and $26.1 million from the Seed Convertible Notes. These inflows were partially offset by $21.2 million of offering costs, $20.0 million of payments on a promissory note, and $1.0 million of debt issuance costs. $1.0B Cash and cash equivalents At the end of the fourth quarter, cash and cash equivalents totaled $408.5 million. $408.5M

11 620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com Consolidated Balance Sheet (in thousands, except par value amounts and share numbers) December 31, 2025 Assets Property, plant, and equipment, net $ 935,295 Cash and cash equivalents 408,529 Prepaid expenses and other assets 47,753 Operating lease right-of-use assets 21,737 Total assets $ 1,413,314 Liabilities and stockholders’ equity Debt, net $ 109,799 Accounts payable and accrued liabilities 176,572 Operating lease liabilities 21,320 Other liabilities 9,751 Total liabilities 317,442 Commitments and contingencies Stockholders’ equity Common stock 628 Preferred stock - Additional paid-in capital 1,228,443 Accumulated deficit (133,199) Total stockholders’ equity 1,095,872 Total liabilities and stockholders’ equity $ 1,413,314

12 620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com Consolidated Statements of Operations (in thousands, except share and per share numbers) For the period from January 10, 2025 (Inception) through December 31, 2025 Expenses: General and administrative $ 177,779 Total expenses 177,779 Loss from operations (177,779) Other income (expense): Interest income (expense), net 3,732 Other income (expense) (312,332) Total other income (expense) (308,600) Net loss $ (486,379) Net loss per share – basic and diluted $ (1.13) Weighted average shares outstanding – basic and diluted 467,963,408

13 620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com Consolidated Statement of Cash Flows (in thousands) For the period from January 10, 2025 (Inception) through December 31, 2025 Cash flows used in operating activities: Net loss $ (486,379) Adjustments to reconcile net loss to net cash used in operating activities: Share-based compensation expense, related party 3,616 Share-based compensation expense 129,129 Share-based charitable contribution expense 173,784 Change in fair value as a result of fair value remeasurements 111,590 Series A and Series B Convertible Notes inducement expense 23,674 Foreign exchange (gain) loss, net 3,273 Other non-cash activities 653 Changes in operating assets and liabilities: Accounts payable and accrued liabilities 14,995 Prepaid expenses and other assets (8,486) Net cash used in operating activities $ (34,151) Cash flows used in investing activities: Investments in property, plant, and equipment (569,304) Other investing activities (956) Net cash used in investing activities $ (570,260) Cash flows from financing activities: Proceeds from issuance of Series A Convertible Notes 75,500 Proceeds from issuance of Seed Convertible Notes 26,124 Proceeds from issuance of Preferred Units 107,552 Proceeds from issuance of Macquarie Term Loan 100,000 Payment of Promissory Note (20,000) Payment of debt issuance costs (1,012) Payment of offering costs (21,209) Proceeds from share issuance upon initial public offering, net of underwriting discounts and commissions 745,631 Other financing activities 354 Net cash provided by financing activities $ 1,012,940 Change in cash and cash equivalents 408,529 Cash and cash equivalents, at beginning of period - Cash and cash equivalents, at end of period $ 408,529

14 620 S. Taylor St., Suite 301 Amarillo, TX | FermiAmerica.com Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our development plans, construction timelines, permitting and regulatory approvals, tenant agreements, financing activities, generation capacity, future expansion of Project Matador, and anticipated operational milestones. These statements are based on current expectations and assumptions and are subject to known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others: our ability to obtain and maintain required permits and regulatory approvals, including from the NRC and TCEQ; our ability to secure binding tenant agreements and creditworthy counterparties; the availability of project financing and capital on acceptable terms; risks associated with large-scale construction and infrastructure development; interconnection availability and grid constraints; supply chain and equipment procurement risks; commodity availability and pricing, including natural gas and water; risks associated with nuclear development and licensing; counterparty performance; and broader economic, regulatory, and market conditions. Statements regarding potential generation capacity in excess of currently permitted levels, including any reference to expansion beyond approximately 6 GW or up to 11 GW or 17 GW, are subject to the successful receipt of additional permits and approvals, financing, interconnection capacity, land acquisition, and other factors, and there can be no assurance that such capacity will be developed or achieved. Statements regarding total site acreage, including any reference to expansion beyond currently controlled or leased land, are subject to the closing of pending acquisitions, land availability, and other factors, and there can be no assurance that such acreage will be realized. These forward-looking statements represent management’s expectations as of the date of this letter. Except as required by law, the Company undertakes no obligation to update or revise these statements. Additional information regarding these and other risks is included in the Company’s Form 10-K and other filings with the Securities and Exchange Commission.